As filed with the Securities and Exchange Commission on January 20, 2010
Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CALAMP CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
95-3647070
(I.R.S. Employer Identification Number)
1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Richard K. Vitelle
Vice President Finance and Chief Financial Officer
CalAmp Corp.
1401 N. Rice Avenue
Oxnard, California 93030
(805) 987-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Peter W. Wardle, Esq. Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071 (213) 229-7000	Steven E. Siesser, Esq. Lowenstein Sandler PC 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	Per Share(2)	Price(2)	Registration Fee(2)
Common Stock	2,431,819	$3.27	$7,952,048	$566.98

(1)	In accordance with Rule 416 under the Securities Act of 1933, also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act of 1933 based on the average of the high and low sales prices of the common stock, as reported on the Nasdaq Stock Market on January 19, 2010.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated January 20, 2010
PROSPECTUS
2,431,819 Shares
CalAmp Corp.
Common Stock

This prospectus relates to the disposition of up to 2,431,819 shares of CalAmp Corp., or CalAmp, common stock, par value $0.01 per share, by the selling stockholders listed in this prospectus or their permitted transferees. All of our shares offered hereby are being sold by the selling stockholders named in this prospectus, and we will not receive any proceeds from sale of the securities included in this prospectus.
The prices at which the selling stockholders or their permitted transferees may dispose of their CalAmp shares or interests therein will be determined by the selling stockholders at the time of sale and may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.
Our common stock trades on the Nasdaq Stock Market, or Nasdaq, under the symbol “CAMP”. On January 19, 2010, the last reported sale price of our common stock on Nasdaq was $3.25 per share.
Pursuant to a registration rights agreement, we agreed to file the shelf registration statement of which this prospectus is a part, to cover the resale of 1,931,819 shares of our common stock issued to certain of the selling stockholders that purchased our common stock in a private placement transaction on December 22, 2009. In addition, we entered into a separate registration rights agreement in connection with a subordinated note and warrant purchase agreement, pursuant to which we agreed, at the holder’s election, to include in any registration statement that we file in respect of our securities the resale of 500,000 shares of our common stock subject to warrants issued by us under the subordinated note and warrant purchase agreement.
INVESTING IN OUR SHARES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS FOR OUR SHARES, WHICH ARE LISTED ON PAGE 4 OF THIS PROSPECTUS. SEE “RISK FACTORS”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2010

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
All references to “Company,” “CalAmp,” “we,” “our” or “us” refer solely to CalAmp Corp. and not to the persons who manage us or sit on our Board of Directors or are our stockholders. Reference to “selling stockholders” refers to those stockholders listed herein under “Selling Stockholders” beginning on page 12 of this prospectus, who may sell shares from time to time as described in this prospectus. All trade names used in this prospectus are either our registered trademarks or trademarks of their respective holders.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by CalAmp, any selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial data and related notes and the documents identified under the caption “Incorporation of Certain Information by Reference.”
As used in this prospectus, the terms “CalAmp,” “the Company,” “we,” “our” and “us” refer to CalAmp Corp. and its subsidiaries as a combined entity, except in the places where it is clear that the terms mean only CalAmp Corp.
THE COMPANY
CalAmp Corp. is a provider of wireless communications solutions that enable anytime/anywhere access to critical data and content. CalAmp’s Wireless DataCom business serves the public safety, utility, industrial monitoring and controls, and mobile resource management (“MRM”) markets. CalAmp’s Satellite business supplies outdoor customer premise equipment to the U.S. Direct Broadcast Satellite (“DBS”) market.
Wireless DataCom
The Wireless DataCom segment serves the public safety, industrial monitoring and controls, and MRM segments with wireless solutions that extend communications networks to field applications, thereby enabling coordination of emergency response teams, increasing productivity and optimizing workflow for the mobile workforce, improving management controls over valuable remote assets, and enabling novel applications in a connected world.
Satellite
The Company’s DBS reception products are sold primarily to the two U.S. DBS system operators, Echostar and DirecTV, for incorporation into complete subscription satellite television systems. Prior to fiscal 2008, the Company’s overall revenue consisted principally of sales of satellite television outdoor reception equipment for the U.S. DBS industry. As the result of a DBS product performance issue, the Company’s historically largest DBS customer substantially reduced its purchases of the Company’s products in fiscal 2008. In May 2008, the Company resumed product shipments to this customer. There were no sales to the Company’s other DBS customer in the last 12 months due to pricing and competitive pressures and the time period involved in getting next generation products qualified with this customer.
We were incorporated in California in 1981 and reincorporated in Delaware in 1987. Our principal executive offices are located at 1401 N. Rice Avenue, Oxnard, California 93030. Our telephone number is (805) 987-9000 and our website address is http://www.calamp.com. Information contained in our website is not a part of this prospectus.

THE OFFERING

CalAmp securities being offered	CalAmp common stock, par value $0.01 per share.

Number of shares being offered	2,431,819 (1)

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” on page 11 of this prospectus.

Transfer Agent	American Stock Transfer & Trust Co., LLC.

NASDAQ National Market Symbol	CAMP

(1)	We issued 1,931,819 of these shares to certain of the selling stockholders in connection with a Securities Purchase Agreement, dated December 22, 2009 (the “Securities Purchase Agreement”), among CalAmp and those selling stockholders named in the Securities Purchase Agreement. In addition, 500,000 of these shares are subject to warrants issued by us pursuant to a Subordinated Note and Warrant Purchase Agreement, dated December 22, 2009 (the “Note Purchase Agreement”), among CalAmp and those selling stockholders named in the Note Purchase Agreement.
The selling stockholders may sell the shares of our common stock subject to this prospectus from time to time and in various types of transactions (directly to purchasers, or to or through underwriters, agents or dealers designated from time to time), including sales in the open market, sales in negotiated transactions and sales by a combination of these methods, and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling stockholders will act independently of CalAmp in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. Furthermore, the selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise.
Before making a decision about investing in our common stock, we urge you to carefully consider the specific risks contained in the section titled “Risk Factors” below, and any applicable prospectus supplement, together with all of the other information contained in this prospectus and any prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

RISK FACTORS
Our business is subject to a number of risks, some of which are discussed below. Other risks are presented elsewhere in this prospectus and in the information incorporated by reference into the prospectus. You should consider the following risks carefully in addition to the other information contained in this prospectus (including the information incorporated by reference) before purchasing shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these risks actually occurs, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.
Risks Relating to Our Business
The Company is dependent on its major customers, the loss of any of which could have a material adverse effect on the Company’s future sales and its ability to grow.
The Company’s major customer during the first three quarters of fiscal 2010, Echostar, accounted for 46.2% of the Company’s consolidated revenues during the nine months ended November 30, 2009. The Company’s top two customers during fiscal 2009, Echostar and DirecTV, accounted for 15.7% and 10.3%, respectively, of the Company’s consolidated revenues for fiscal 2009. Echostar and DirecTV in the aggregate accounted for 34.8% of CalAmp’s consolidated revenues for fiscal 2008 and 69.5% of its consolidated revenues for fiscal 2007. EF Johnson Technologies, Inc. accounted for 4.8%, 14.2% and 5.3% of CalAmp’s consolidated revenues for fiscal 2009, 2008 and 2007, respectively. The loss of Echostar, DirecTV or EFJ as a customer, a deterioration in the overall business of any of them, or a decrease in the volume of sales by any of them, could result in decreased sales for us and could have a material adverse impact on our ability to grow our business. A substantial decrease or interruption in business from any of these key customers could result in write-offs or in the loss of future business and could have a material adverse effect on the Company’s business, financial condition or results of operations.
We do not currently have long-term contracts with customers and our customers may cease purchasing products at any time, which could significantly harm our revenues.
We generally do not have long-term contracts with our customers. As a result, our agreements with our customers do not currently provide us with any assurance of future sales. These customers can cease purchasing products from us at any time without penalty, they are free to purchase products from our competitors, they may expose us to competitive price pressure on each order and they are not required to make minimum purchases. Any of these actions taken by our customers could have a material adverse effect on the Company’s business, financial condition or results of operations.
Because the markets in which we compete are highly competitive and many of our competitors have greater resources than us, we cannot be certain that our products will continue to be accepted in the marketplace or capture increased market share.
The market for DBS products and other wireless products is intensely competitive and characterized by rapid technological change, evolving standards, short product life cycles, and price erosion. We expect competition to intensify as our competitors expand their product offerings and new competitors enter the market. Given the highly competitive environment in which we operate, we cannot be sure that any competitive advantages currently enjoyed by our products will be sufficient to establish and sustain our products in the market. Any increase in price or other competition could result in erosion of our market share, to the extent we have obtained market share, and would have a negative impact on our financial condition and results of operations. We cannot provide assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.
Information about the Company’s competitors is included under the caption “COMPETITION” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the year ended February 28, 2009 as filed with the SEC on May 12, 2009.

Our business is subject to many factors that could cause our quarterly or annual operating results to fluctuate and our stock price to continue to be volatile.
Our quarterly and annual operating results have fluctuated in the past and may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Some of the factors that could affect our quarterly or annual operating results include:
•	the timing and amount of, or cancellation or rescheduling of, orders for our products;

•	our ability to develop, introduce, ship and support new products and product enhancements and manage product transitions;

•	announcements, new product introductions and reductions in the price of products offered by our competitors;

•	our ability to achieve cost reductions;

•	our ability to obtain sufficient supplies of sole or limited source components for our products;

•	our ability to achieve and maintain production volumes and quality levels for our products;

•	our ability to maintain the volume of products sold and the mix of distribution channels through which they are sold;

•	the loss of any one of our major customers or a significant reduction in orders from those customers;

•	increased competition, particularly from larger, better capitalized competitors;

•	fluctuations in demand for our products and services; and

•	telecommunications and wireless market conditions specifically and economic conditions generally.
Due in part to factors such as the timing of product release dates, purchase orders and product availability, significant volume shipments of products could occur at the end of a fiscal quarter. Failure to ship products by the end of a quarter may adversely affect operating results. In the future, our customers may delay delivery schedules or cancel their orders without notice. Due to these and other factors, our quarterly revenue, expenses and results of operations could vary significantly in the future, and period-to-period comparisons should not be relied upon as indications of future performance.
Because some of our components, assemblies and electronics manufacturing services are purchased from sole source suppliers or require long lead times, our business is subject to unexpected interruptions, which could cause our operating results to suffer.
Some of our key components are complex to manufacture and have long lead times. Also, our DBS outdoor receiver housings, subassemblies and some of our electronic components are purchased from sole source vendors for which alternative sources are not readily available. In the event of a reduction or interruption of supply, or a degradation in quality, as many as six months could be required before we would begin receiving adequate supplies from alternative suppliers, if any. As a result, product shipments could be delayed and revenues and results of operations could suffer. Furthermore, if we receive a smaller allocation of component parts than is necessary to manufacture products in quantities sufficient to meet customer demand, customers could choose to purchase competing products and we could lose market share. Any of these events could have a material adverse effect on the Company’s business, financial condition or results of operations.
If we do not meet product introduction deadlines, our business could be adversely affected.

In the past, we have experienced design and manufacturing difficulties that have delayed the development, introduction or marketing of new products and enhancements and which caused us to incur unexpected expenses. In addition, some of our existing customers have conditioned their future purchases of our products on the addition of product features. In the past we have experienced delays in introducing new features. Furthermore, in order to compete in some markets, we will have to develop different versions of existing products that operate at different frequencies and comply with diverse, new or varying governmental regulations in each market. Our inability to develop new products or product features on a timely basis, or the failure of new products or product features to achieve market acceptance, could adversely affect our business.
If demand for our products fluctuates rapidly and unpredictably, it may be difficult to manage the business efficiently, which may result in reduced gross margins and profitability.
Our cost structure is based in part on our expectations for future demand. Many costs, particularly those relating to capital equipment and manufacturing overhead, are relatively fixed. Rapid and unpredictable shifts in demand for our products may make it difficult to plan production capacity and business operations efficiently. If demand is significantly below expectations, we may be unable to rapidly reduce these fixed costs, which can diminish gross margins and cause losses. A sudden downturn may also leave us with excess inventory, which may be rendered obsolete as products evolve during the downturn and demand shifts to newer products. Our ability to reduce costs and expenses may be further constrained because we must continue to invest in research and development to maintain our competitive position and to maintain service and support for our existing customer base. Conversely, in the event of a sudden upturn, we may incur significant costs to rapidly expedite delivery of components, procure scarce components and outsource additional manufacturing processes. These costs could reduce our gross margins and overall profitability. Any of these results could adversely affect our business.
Because we currently sell, and we intend to grow the sales of, certain of our products in countries other than the United States, we are subject to different regulatory schemes. We may not be able to develop products that work with the standards of different countries, which could result in our inability to sell our products and, further, we may be subject to political, economic, and other conditions affecting such countries, which could result in reduced sales of our products and which could adversely affect our business.
If our sales are to grow in the longer term, we believe we must grow our international business. Many countries require communications equipment used in their country to comply with unique regulations, including safety regulations, radio frequency allocation schemes and standards. If we cannot develop products that work with different standards, we will be unable to sell our products in those locations. If compliance proves to be more expensive or time consuming than we anticipate, our business would be adversely affected. Some countries have not completed their radio frequency allocation process and therefore we do not know the standards with which we would be required to comply. Furthermore, standards and regulatory requirements are subject to change. If we fail to anticipate or comply with these new standards, our business and results of operations will be adversely affected.
For the nine months ended November 30, 2009, sales to customers outside the U.S. accounted for 9% of the Company’s total sales. Sales to customers outside the U.S. accounted for 12%, 6% and 6% of CalAmp’s total sales for the fiscal years ended February 28, 2009, 2008 and 2007, respectively. Assuming that we continue to sell our products to foreign customers, we will be subject to the political, economic and other conditions affecting countries or jurisdictions other than the U.S., including in Africa, the Middle East, Europe and Asia. Any interruption or curtailment of trade between the countries in which we operate and our present trading partners, changes in exchange rates, significant shift in U.S. trade policy toward these countries, or significant downturn in the political, economic or financial condition of these countries, could cause demand for and sales of our products to decrease, or subject us to increased regulation including future import and export restrictions, any of which could adversely affect our business.
Additionally, a substantial portion of our components and subassemblies are currently procured from foreign suppliers located primarily in Hong Kong, mainland China, Taiwan, and other Pacific Rim countries. Any significant shift in U.S. trade policy toward these countries or a significant downturn in the political, economic or financial condition of these countries could cause disruption of our supply chain or otherwise disrupt operations, which could adversely affect our business.
We may not be able to adequately protect our intellectual property, and our competitors may be able to offer similar products and services that would harm our competitive position.

Other than in our Satellite products business, which currently does not depend upon patented technology, our ability to succeed in wireless data communications markets may depend, in large part, upon our intellectual property for some of our wireless technologies. We currently rely primarily on patents, trademark and trade secret laws, confidentiality procedures and contractual provisions to establish and protect our intellectual property. However, these mechanisms provide us with only limited protection. We currently hold 19 patents. As part of our confidentiality procedures, we enter into non-disclosure agreements with all employees, including officers, managers and engineers. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. Furthermore, effective protection of intellectual property rights is unavailable or limited in some foreign countries. The protection of our intellectual property rights may not provide us with any legal remedy should our competitors independently develop similar technology, duplicate our products and services, or design around any intellectual property rights we hold.
We may be subject to infringement claims that may disrupt the conduct of our business and affect our profitability.
We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others, even though we take steps to assure that neither our employees nor our contractors knowingly incorporate unlicensed copyrights or trade secrets into our products. It is possible that third parties may claim that our products and services infringe upon their trademark, patent, copyright, or trade secret rights. Any such claims, regardless of their merit, could be time consuming, expensive, cause delays in introducing new or improved products or services, require us to enter into royalty or licensing agreements or require us to stop using the challenged intellectual property. Successful infringement claims against us may materially disrupt the conduct of our business and affect profitability.
Availability of radio frequencies may restrict the growth of the wireless communications industry and demand for our products.
Radio frequencies are required to provide wireless services. The allocation of frequencies is regulated in the United States and other countries throughout the world and limited spectrum space is allocated to wireless services. The growth of the wireless communications industry may be affected if adequate frequencies are not allocated or, alternatively, if new technologies are not developed to better utilize the frequencies currently allocated for such use.
Industry growth has been and may continue to be affected by the availability of licenses required to use frequencies and related costs. Over the last several years, frequency spectrum has been reallocated for specific applications and the related frequency relocation costs have increased significantly. This significant reassignment of spectrum has slowed and may continue to slow the growth of the industry. Growth is slowed because some customers have funding constraints limiting their ability to purchase new technology to upgrade systems and the financial results for a number of businesses have been affected by the industry’s rate of growth. Slowed industry growth may restrict the demand for our products.
A failure to rapidly transition or to transition at all to newer digital technologies could adversely affect our business.
Our success, in part, will be affected by the ability of our wireless businesses to continue its transition to newer digital technologies, and to successfully compete in these markets and gain market share. We face intense competition in these markets from both established companies and new entrants. Product life cycles can be short and new products are expensive to develop and bring to market. If we are unable to successfully make this transition, our business and results of operations could be adversely impacted.
We depend upon wireless networks owned and controlled by others, unproven business models and emerging wireless carrier models to deliver existing services and to grow.
If we do not have continued access to sufficient capacity on reliable networks, we may be unable to deliver services and our sales could decrease. Our ability to grow and achieve profitability partly depends on our ability to buy sufficient capacity on the networks of wireless carriers and on the reliability and security of their systems. Some of our wireless services are delivered using airtime purchased from third parties. We depend on these third parties to provide uninterrupted service free from errors or defects and would not be able to satisfy our customers’ needs if they failed to provide the required capacity or needed level of service. In addition, our expenses would increase and profitability could be materially adversely affected if wireless carriers were to significantly increase the prices of their services. Our existing agreements with the wireless carriers generally have one-year terms. Some of these wireless carriers are, or could become, our competitors, and if they compete with us, they may refuse to provide us with airtime on their networks.
New laws and regulations that impact our industry could increase costs or reduce opportunities for us to earn revenue.
Except as described below under “Governmental Regulation”, we are not currently subject to direct regulation by the Federal Communications Commission (“FCC”) or any other governmental agency, other than regulations applicable to Delaware corporations of similar size that are headquartered in California. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. In addition, the wireless carriers that supply airtime and certain hardware suppliers are subject to regulation by the FCC, and regulations that affect them could increase our costs or reduce our ability to continue selling and supporting our services.
     Governmental Regulation
CalAmp’s products are subject to certain mandatory regulatory approvals in the United States, Canada and other countries in which it operates. In the United States, the FCC regulates many aspects of communication devices, including radiation of electromagnetic energy, biological safety and rules for devices to be connected to the telephone network. In Canada, similar regulations are administered by Industry Canada. Although CalAmp has obtained necessary FCC and Industry Canada approvals for all products it currently sells, there can be no assurance that such approvals can be obtained for future products on a timely basis, or at all. In addition, such regulatory requirements may change or the Company may not in the future be able to obtain all necessary approvals from countries other than Canada or the United States in which it currently sells its products or in which it may sell its products in the future.
The FCC and Industry Canada may be slow in adopting new regulations allowing private wireless networks to deliver higher data rates in licensed frequency bands for public safety applications. This could adversely affect demand for private networks as traditional private network users may opt for public network connections for all or part of their wireless communication needs. This could have a material adverse effect on the Company’s business, results of operations and financial condition since the Company’s Public Safety Mobile data products are currently used predominantly in private networks.
Reduced consumer or corporate spending due to uncertainties in the macroeconomic environment could adversely affect our revenues and cash flow, and our ability to make payments on our debt and operate our businesses.
We depend on demand from the consumer, original equipment manufacturer, industrial, automotive and other markets we serve for the end market applications of our products. Our revenues are based on certain levels of consumer and corporate spending. If the significant reductions in consumer or corporate spending as a result of uncertain conditions in the macroeconomic environment continue, our revenues, profitability, ability to make debt payments and cash flow could be adversely affected.
Our ability to make payments of principal and interest on our indebtedness depends upon our future financial performance and ability to generate positive operating cash flows, which is subject to general economic conditions, industry cycles and financial, business and other factors affecting our consolidated operations, many of which are beyond our control.
If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to, among other things:
•	refinance or restructure all or a portion of our indebtedness;

•	obtain additional financing in the debt or equity markets;

•	sell selected assets or businesses;

•	reduce or delay planned capital expenditures; or

•	reduce or delay planned operating expenditures.
Such measures might not be sufficient to enable us to service our debt, and, if not, we could then be in default under the applicable terms governing our debt, which could have a material adverse effect on us. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all.
Rises in interest rates could adversely affect our financial condition.
An increase in prevailing interest rates could have an immediate effect on the interest rates charged on our variable rate bank debt with Square 1 Bank, which rise and fall, subject to a minimum monthly interest payment, upon changes in interest rates on a periodic basis. Any increased interest expense associated with increases in interest rates affects our cash flow and could affect our ability to service our debt.
Risks Relating to Our Common Stock and the Securities Market
Anti-takeover defenses in our charter and under Delaware law could prevent us from being acquired or limit the price that investors might be willing to pay for our common stock in an acquisition.
Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years from the time the person became an interested stockholder, unless specific conditions are met. In addition, we have in place various protections which would make it difficult for a company or investor to buy the Company without the approval of our Board of Directors, including a stockholder rights plan, authorized but undesignated preferred stock and provisions requiring advance notice of board nominations and other actions to be taken at stockholder meetings. All of the foregoing could hinder, delay or prevent a change in control and could limit the price that investors might be willing to pay in the future for shares of our common stock.
The trading price of shares of our common stock may be affected by many factors and the price of shares of our common stock could decline.
As a publicly traded company, the trading price of our common stock has fluctuated significantly in the past. The future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations in response to such factors, including:
•	actual or anticipated fluctuations in revenues or operating results;

•	failure to meet securities analysts’ or investors’ expectations of performance;

•	changes in key management personnel;

•	announcements of technological innovations or new products by CalAmp or its competitors;

•	developments in or disputes regarding patents and proprietary rights;

•	proposed and completed acquisitions by us or our competitors;

•	the mix of products and services sold;

•	the timing, placement and fulfillment of significant orders;

•	product and service pricing and discounts;

•	acts of war or terrorism; and

•	general economic conditions.
Our stock price is highly volatile and we expect it to remain highly volatile.
The market price of our stock has been highly volatile and we expect it to remain highly volatile due to the risks and uncertainties described in this section of the prospectus, as well as other factors, including:
•	substantial volatility in quarterly revenues and earnings due to our current dependence on a small number of major customers;

•	comments by securities analysts; and

•	our failure to meet market expectations.
Over the two-year period ended January 19, 2010, the price of CalAmp common stock as reported on The Nasdaq Stock Market ranged from a high of $3.77 to a low of $.37. The stock market has from time to time experienced extreme price and volume fluctuations that were unrelated to the operating performance of particular companies. In the past, companies that have experienced volatility have sometimes been the subject of securities class action litigation. If litigation were instituted on this basis, it could result in substantial costs and a diversion of management’s attention and resources.
Lack of expected dividends may make our stock less attractive as an investment.
We intend to retain all future earnings for use in the development of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Generally, stocks which pay regular dividends command higher market trading prices, and so our stock price may be lower as a result of our dividend policy.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and certain documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “estimate,” “predict,” “potential,” “seek” “plan” “judgment” “goal,” “anticipate” or the negative of these terms, and similar expressions. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance and are subject to certain risks and uncertainties, including, without limitation, product demand, market growth, competitive pressures and pricing declines in the Company’s Satellite and Wireless markets, supplier constraints, manufacturing yields, the length and extent of the global economic downturn that has and may continue to adversely affect the Company’s business, and other risks and uncertainties, including those that are set forth under the caption “Risk Factors” in Part I, Item 1A of the Annual Report on Form 10-K for the year ended February 28, 2009 as filed with the SEC on May 12, 2009, which is incorporated by reference herein. Such risks and uncertainties could cause actual results to differ materially from historical or anticipated results. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
All proceeds from the disposition of the shares of common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. See “Plan of Distribution.”
The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear the costs, fees and expenses incurred to affect the registration of the shares covered by this prospectus, including all registration and filing fees, printing expenses, messenger, telephone and delivery expenses, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of common stock as of January 19, 2010 by each of the selling stockholders, and as adjusted to reflect the sale of the shares in this offering. As of January 19, 2010, approximately 27,660,728 shares of our common stock were outstanding. The 2,431,819 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Number of Shares Being Offered” include collectively all of the shares of our common stock issued pursuant to the Securities Purchase Agreement as well as the shares subject to warrants issued by us pursuant to the Note Purchase Agreement.
Shares listed under the column “Number of Shares Being Offered” represent the number of shares that may be sold by each selling stockholder pursuant to this prospectus. Pursuant to Rule 416 of the Securities Act, the registration statement of which this prospectus is a part also covers additional shares of our common stock which become issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.
The information under the heading “Shares of Common Stock Owned After the Offering” assumes each selling stockholder sells all of his, her or its shares offered pursuant to this prospectus to unaffiliated third parties, and that the selling stockholders will acquire no additional CalAmp common stock prior to the completion of this offering or sell any other shares of CalAmp common stock, which shares may be sold in a transaction covered by a separate registration statement. Each selling stockholder may sell all, part or none of his, her or its shares.
The information under the heading “Shares of Common Stock Owned” is determined based upon the books and records of the Company and, in certain situations, filings made by a selling stockholder with the SEC.

			Number of
			Shares	Shares of Common
	Shares of Common Stock		Being	Stock Owned After the
	Owned		Offered	Offering(1)
Selling Stockholders	Number	Percent	Number	Number	Percent
Harvey SMidCap Fund LP	772,728	2.8%	772,728	—	—
900 Third Avenue, Suite 201-2
New York, NY 10022

Henry Partners, L.P.	175,000	*	175,000	—	—
Attention: David W. Wright
255 S. 17th Street, Suite 2608
Philadelphia, PA 19103

Cummins Family Holdings, LLC	155,120	*	147,728	7,392	*
2570 Eldridge Avenue
Twin Falls, ID 83301

Harvey SMidCap Offshore Fund, Ltd.	136,363	*	136,363	—	—
900 Third Avenue, Suite 201-2
New York, NY 10022

Matthew Partners, L.P.	125,000	*	125,000	—	—
Attention: David W. Wright
255 S. 17th Street, Suite 2608
Philadelphia, PA 19103

Aurelian Partners, L.P.	239,905	*	113,636	126,269	*
666 Fifth Avenue, Suite 3705
New York, NY 10103

Lloyd I. Miller Trust A-4	113,636	*	113,636	—	—
4550 Gordon Drive
Naples, FL 34102

			Number of
			Shares	Shares of Common
	Shares of Common Stock		Being	Stock Owned After the
	Owned		Offered	Offering(1)
Selling Stockholders	Number	Percent	Number	Number	Percent
Southern Slope, Inc.	83,525	*	79,545	3,980	*
2570 Eldridge Avenue
Twin Falls, ID 83301

Ronald G. Hendrickson	218,182	*	68,182	150,000	*
56 East 100 South
Jerome, ID 83338

Riley Family Trust, dated 5/12/00	68,182	*	68,182	—	—
c/o B. Riley & Co.
11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025

Randy Allen Bauscher	52,273	*	52,273	—	—
P.O. Box 123
Rupert, ID 83350

Nicholas M. Cummins	45,455	*	45,455	—	—
2927 N. 4300 E
Murtaugh, ID 83344

Andre S. Guardi	34,091	*	34,091	—	—
c/o B. Riley & Co.
4675 MacArthur Ct. #1500
Newport Beach, CA 92660

Dialectic Capital Partners, LP	121,000	*	121,000	—	—
875 Third Ave., 15th Floor
New York, NY 10022

Dialectic Antithesis Offshore, LTD	114,000	*	114,000	—	—
875 Third Ave., 15th Floor
New York, NY 10022

Dialectic Antithesis Partners, LP	86,000	*	86,000	—	—
875 Third Ave., 15th Floor
New York, NY 10022

Dialectic Offshore, LTD	79,000	*	79,000	—	—
875 Third Ave., 15th Floor
New York, NY 10022

B. Riley & Co. LLC	20,000	*	20,000	—	—
11100 Santa Monica Blvd., #800
Los Angeles, CA 90025

Randell Brown	20,000	*	20,000	—	—
4504 E. 3175 N.
Murtaugh, ID 83344

Frank & Monika Perna Trust (2)	281,000	1.0%	20,000	261,000	*
c/o CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030

			Number of
			Shares	Shares of Common
	Shares of Common Stock		Being	Stock Owned After the
	Owned		Offered	Offering(1)
Selling Stockholders	Number	Percent	Number	Number	Percent
B. Riley & Co. Retirement Trust Dtd 1/1/99	10,000	*	10,000	—	—
c/o B. Riley & Co.
11100 Santa Monica Blvd., #800
Los Angeles, CA 90025

Michael McConnell	10,000	*	10,000	—	—
P.O. Box 6280
Newport Beach, CA 92658

Richard Vitelle (3)	213,530	*	10,000	203,530	*
c/o CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030

Barels Charitable Remainder Trust	5,000	*	5,000	—	—
1321 State Street
Santa Barbara, CA 93101

Lily Wen (4)	2,500	*	2,500	—	—
c/o Michael Burdiek
CalAmp Corp.
1401 N. Rice Avenue
Oxnard, CA 93030

Theodore J. Schneider (5)	2,500	*	2,500	—	—
5425 Everglades Street
Ventura, CA 93003

*	Less than 1%.

(1)	Assumes the selling stockholders sell all of the shares being offered hereby.

(2)	Frank Perna is co-trustee of the Frank & Monika Perna Trust. Mr. Perna is the chairman of the Company’s Board of Directors.

(3)	Richard Vitelle is the Company’s Vice President Finance and Chief Financial Officer.

(4)	Lily Wen is the wife of Michael Burdiek, who is the Company’s Chief Operating Officer.

(5)	Theodore J. Schneider is a partner in the firm of Myers, Widders, Gibson, Jones & Schneider LLP, which provides legal services to the Company.
This table is based upon information furnished in writing by the selling stockholders.
On December 22, 2009, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain of the selling stockholders named in the Securities Purchase Agreement, pursuant to which we sold in a private placement transaction an aggregate of 1,931,819 shares of our common stock. Also on December 22, 2009, we entered into a Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) with those selling stockholders named in Schedule I to the Note Purchase Agreement and those selling stockholders named in Schedule II to the Note Purchase Agreement that were added thereto pursuant to a Joinder Agreement dated January 15, 2010, pursuant to which we issued warrants to purchase a total of 500,000 shares of our common stock at an exercise price of $4.02 per share of common stock. The foregoing issuances were made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder. In connection with entering into the Securities Purchase Agreement, we also entered into a Registration Rights Agreement, dated December 22, 2009, with the purchasers of our common stock under the Securities Purchase Agreement, pursuant to which we agreed to file this registration statement for the benefit of those selling stockholders. Also, we entered into a separate Registration Rights Agreement, dated December 22, 2009, with the purchasers of the warrants issued under the Note Purchase Agreement, pursuant to which we agreed, at the election of the holders, to include the underlying shares of common stock subject to such warrants with any registration statement we file for the registration of any of our securities. This prospectus covers the sale or other disposition by the selling stockholders or their transferees of up to the total number of shares of common stock issued to certain selling stockholders pursuant to the Securities Purchase Agreement, as well as the total number of shares of common stock subject to the warrants issued to certain of the selling stockholders pursuant to the Note Purchase Agreement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to both the shares issued to the those selling stockholders under the Securities Purchase Agreement and the shares subject to the warrants issued to those selling stockholders under the Note Purchase Agreement, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers collectively under both the Securities Purchase Agreement and the Note Purchase Agreement.
We are registering the above-referenced shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below.
Except as otherwise disclosed in this prospectus, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION
We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 promulgated under the Securities Act;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under applicable provisions of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $42,067 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

VALIDITY OF COMMON STOCK
The validity of the common stock offered hereby will be passed on for us by Gibson, Dunn & Crutcher LLP.
EXPERTS
The consolidated financial statements of CalAmp Corp. as of February 28, 2009 appearing in CalAmp Corp.’s Annual Report on Form 10-K for the year ended February 28, 2009 (including the schedule appearing therein) and the effectiveness of internal control over financial reporting as of February 28, 2009, have been audited by SingerLewak LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ended February 28, 2009 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of CalAmp Corp. as of February 28, 2008 and for the each of the years in the two year period ended February 28, 2008, appearing in CalAmp Corp.’s Annual Report on Form 10-K for the year ended February 28, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein , and upon the authority of said firm as experts in accounting and auditing. KPMG LLP’s report refers to a change in the method of accounting for uncertainties in income taxes (effective March 1, 2007).
TRANSFER AGENT AND REGISTRAR; MARKET
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., LLC. Our common stock is traded on the Nasdaq Stock Market under the symbol “CAMP.”
WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the Securities and Exchange Commission our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information. We make available on or through our website, http://www.calamp.com, free of charge, copies of these filings as soon as reasonably practicable after we electronically file them with or furnish them to the SEC. The information on our website is not incorporated by reference into this prospectus. You can also request copies of such documents by contacting our Corporate Secretary at 1401 N. Rice Avenue, Oxnard, California 93030. You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.
The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like CalAmp, that file electronically with the SEC. The address of that site is http://www.sec.gov. Unless specifically listed below under “Incorporation of Certain Documents by Reference” the information contained on the SEC website is not incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have filed with the SEC a registration statement on Form S-3, including exhibits, in connection with the common stock to be sold in this offering. This prospectus is part of the registration statement and does not contain all the information included in the registration statement. For further information about us and the common stock to be sold in this offering, please refer to the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to “incorporate by reference” into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:
(a)	CalAmp’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009, as filed with the SEC on May 12, 2009, including all material incorporated by reference therein;

(b)	CalAmp’s definitive proxy statement filed with the SEC on June 24, 2009;

(c)	CalAmp’s Quarterly Report on Form 10-Q for the quarter ended May 30, 2009, as filed with the SEC on July 9, 2009;

(d)	CalAmp’s Quarterly Report on Form 10-Q for the quarter ended August 29, 2009, as filed with the SEC on October 8, 2009;

(e)	CalAmp’s Quarterly Report on Form 10-Q for the quarter ended November 28, 2009, as filed with the SEC on January 7, 2010;

(f)	CalAmp’s Current Report on Form 8-K filed with the SEC on December 29, 2009

(g)	CalAmp’s Current Report on Form 8-K filed with the SEC on January 19, 2010; and

(h)	The description of CalAmp’s Common Stock contained in the Registration Statement on Form S-1/A filed with the SEC on March 25, 1993.
All documents and reports filed by CalAmp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents, provided, however, that CalAmp is not incorporating any information in any portion of any future annual, quarterly or current reports or proxy statements which is not deemed to be filed under those sections, including any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.
Any document, and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated on deemed to be incorporated by reference herein, modifies on supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to CalAmp’s Corporate Secretary at 1401 N. Rice Avenue, Oxnard, California 93030 or by calling CalAmp at (805) 987-9000. Additional information about us is available at our web site located at http://www.calamp.com. Information contained in our web site is not a part of this prospectus.

2,431,819 Shares
CalAmp Corp.
Common Stock
PROSPECTUS
January 20, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.*

Amount
SEC registration fee	$567
Transfer agent and registrar fee	$3,000
Printing expenses	$1,500
Accountant fees	$10,000
Counsel fees	$25,000
Miscellaneous	$2,000

Total	$42,067

*	All such amounts are estimates, other than the SEC registration fee. All fees and expenses incident to the registration of the shares disclosed above are borne by CalAmp Corp.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or (d) obtained an improper personal benefit from a transaction.
Article VII of the Registrant’s Certificate of Incorporation, as amended, and Article VII of its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
We have entered into indemnification agreements with our directors and our officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors and/or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Should Section 2115 of the California Corporations Code apply to the Registrant, the Registrant’s ability to indemnify its directors, officers, employees and agents pursuant to the Certificate of Incorporation, the Bylaws, the Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.
The Company maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.
Item 16. Exhibits
(a)      Exhibits

4.1	Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between the Registrant and Mellon Investor Services LLC , as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2001).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of SingerLewak LLP.

23.3	Consent of KPMG LLP

24.1	Power of Attorney (incorporated by reference to the signature page hereto).
Item 17. Undertakings.
     A. The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section l0(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that

               (a) Paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
               (b) Paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purposes of determining any liability under the Securities Act to any purchaser,
          (i) If the undersigned Registrant is relying on Rule 430B:
               (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the undersigned Registrant is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     B. The undersigned Registrant hereby undertakes that, for purposes determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oxnard, State of California on January 20, 2010.

CALAMP CORP.
By:	/s/ Richard K. Vitelle
	Name:	Richard K. Vitelle
	Title:	Vice President Finance and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That each such person whose signature appears below constitutes and appoints, jointly and severally, Richard Gold and Richard K. Vitelle, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date
/s/ Richard Gold Richard Gold	Director; President and Chief Executive Officer (Principal Executive Officer)	January 18, 2010

/s/ Richard K. Vitelle Richard K. Vitelle	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 20, 2010

/s/ Frank Perna, Jr.	Chairman of the Board	January 18, 2010
Frank Perna, Jr.

/s/ Kimberly Alexy Kimberly Alexy	Director	January 15, 2010

Name and Signature	Title	Date
/s/ A.J. “Bert” Moyer A.J. “Bert” Moyer	Director	January 18, 2010

/s/ Thomas Pardun Thomas Pardun	Director	January 16, 2010

/s/ Larry Wolfe Larry Wolfe	Director	January 15, 2010

EXHIBIT INDEX

4.1		Amended and Restated Rights Agreement, amended and restated as of September 5, 2001, by and between the Registrant and Mellon Investor Services LLC , as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2001).

5.1	+	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	+	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	+	Consent of SingerLewak LLP.

23.3	+	Consent of KPMG LLP

24.1	+	Power of Attorney (incorporated by reference to the signature page hereto).

+	Filed herewith